Exhibit 4.3

                                WARRANT AGREEMENT




                                     between



                            ICG COMMUNICATIONS, INC.



                                       and



                            AMERICAN STOCK TRANSFER &

                                  TRUST COMPANY



                                as Warrant Agent







                          Dated as of October 10, 2002

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                              WARRANT AGREEMENT

     THIS WARRANT AGREEMENT, is made and entered into as of October 10, 2002 (the "Agreement"), by and between ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

                                 WITNESSETH:

     WHEREAS, in connection with the financial restructuring of the Company pursuant to the Second Amended Joint Plan of Reorganization filed by the Company with the Bankruptcy Court, dated as of April 3, 2002, as modified (the "Plan"), and pursuant to its Chapter 11 Case (as defined herein), the Company proposes to issue warrants which are exercisable to purchase up to 800,000 shares of Common Stock (as defined herein), subject to adjustment as provided herein (the "Warrants"), to the holders of Allowed Claims in Class H-4 (as defined in the Plan) on a Pro Rata basis (as defined in the Plan) in exchange for such Allowed Class H-4 Claims; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement, and exercise of the Warrant Certificates (as defined herein) and other matters as provided herein; and

     WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof,

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree as follows:

     1. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

     "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 4.3 or 4.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than:

                  (a) (i) shares issued upon the exercise of the Warrants and (ii) such number of additional shares as may become issuable upon the exercise of the Warrants by reason of adjustments required pursuant to the anti-dilution provisions applicable to such Warrants as in effect on the date hereof;

                  (b) (i) up to 768,137 shares issued upon the exercise of options granted or to be granted under the Company's stock option plans as in effect on the date hereof or under any other employee stock option or purchase plan or plans adopted or assumed after such date by the Company's Board of Directors (such number subject to adjustment to reflect any stock split, stock dividend,

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         reclassification or other transaction having a similar effect);
         provided in each such case that the exercise or purchase price for any such share shall not be less than 85% of the fair market value (determined in good faith by the Company's Board of Directors) of the Common Stock on the date of grant, and (ii) such additional number of shares as may become issuable pursuant to the terms of any such plans by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock; and

                  (c) (i) all other shares of Common Stock issued pursuant to the terms of the Plan and (ii) all other shares of Common Stock issued upon exercise of any of the warrants purchased pursuant to the Note and Warrant Purchase Agreement and such number of additional shares as may become issuable upon the exercise of such warrants by reason of adjustment required pursuant to the anti-dilution provisions applicable to such warrants.

         "Agreement" shall have the meaning set forth in the Preamble.

         "Bankruptcy Code" shall mean title 11 of the United States Code, 11 U.S.C. ss. 101, et seq., as now in effect or hereafter amended.

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

         "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         "Chapter 11 Case" shall mean the case under Chapter 11 of the Bankruptcy Code concerning the Company which was commenced on November 14, 2000.

         "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

         "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, as authorized from and after the Effective Date, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to a preference as to dividends or distributions upon liquidation.


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         "Company" shall have the meaning assigned to it in the Preamble, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with
Section 5.

         "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 20 consecutive trading days commencing 30 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

         "Effective Date" shall mean the date of this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "Expiration Date" shall have the meaning assigned to it in Section
23.

         "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

         "Issue Date" shall have the meaning assigned to it in Section 2.1.

         "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the average weighted sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the average weighted trading price of the Common Stock on such date, (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the Fair Value (as set forth in subsection (iii) of the definition of Fair Value).

         "NASD" shall mean the National Association of Securities Dealers,
Inc.

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         "Note and Warrant Purchase Agreement" shall mean the Note and
Warrant Purchase Agreement by and among the Company, Madeleine L.L.C. and Morgan Stanley & Co., Incorporated, dated July 25, 2002.

         "Notes" shall mean the 14% Senior Subordinated Secured Notes, due on July 25, 2006, of the Company originally issued in the aggregate principal amount of $25 million pursuant to the Note and Warrant Purchase Agreement, such term to include any notes issued in exchange for such notes.

         "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

         "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

         "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

         "Plan" shall have the meaning set forth in the Preamble.

         "Purchase Price" shall mean initially $9.12 per share, subject to adjustment and readjustment from time to time as provided in Section 4, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 4.

         "Registration Rights Agreement" shall mean that certain
Registration Rights Agreement dated as of the date hereof.

         "Restricted Securities" shall mean (i) any Warrants bearing the applicable legend set forth in Section 11.1, (ii) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

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         "Rights" shall have the meaning assigned to it in Section 4.10.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "Warrant Agent" shall have the meaning assigned to it in the Preamble, such term to include any entity which shall succeed to or assume the obligations of the Warrant Agent hereunder in compliance with Section 14.

         "Warrant Certificates" shall have the meaning assigned to it in
Section 2.4.

         "Warrants" shall have the meaning set forth in the Preamble.

         2. ISSUANCE OF WARRANTS.

         2.1. Issuance. On the date hereof (the "Issue Date"), which is also the Effective Date, the Company shall, pursuant to the Plan, issue for re-distribution on a Pro Rata basis to the holders of Allowed Claims in Class H-4, a global certificate for an aggregate of 800,000 Warrants.

         2.2. Share Amount. The number of shares of Common Stock purchasable upon exercise of the Warrants shall be one (1) Warrant to one (1) share of Common Stock, subject to adjustments from and after the Issue Date as provided in Section 4 of this Agreement.

         2.3. Form of Warrant Certificate. The Warrants shall be evidenced by certificates substantially in the form attached hereto as Exhibit A (the "Warrant Certificate"). Each Warrant Certificate shall be dated as of the date on which it is countersigned by the Warrant Agent, which shall be on the Issue Date or, in the event of a division, exchange, substitution or transfer of any of the Warrants, on the date of such event. The Warrant Certificate may have such further legends and endorsements stamped, printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

         2.4. Execution of Warrant Certificate. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, any Vice President, Treasurer or Secretary, either manually or by facsimile signature printed thereon. In case any such officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

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         2.5. Countersignature of Warrant Certificates. Warrant
Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such manual countersignature shall constitute conclusive evidence of such authorization. The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 2.5, and deliver any new Warrant Certificates, as directed by the Company pursuant to Section 2.1 and as and when required pursuant to the provisions of
Section 13. Each Warrant Certificate shall, when manually countersigned by an authorized signatory of the Warrant Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

         3. EXERCISE OF WARRANT.

         3.1. Manner of Exercise; Payment of the Purchase Price. (a) A Warrant may be exercised by the holder thereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Warrant Agent at its office addressed to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, or if such exercise shall be in connection with an underwritten public offering, at the location designated by the Company, such Warrant Certificate with the form of Election to Purchase Shares attached hereto as Exhibit B (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

                  (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of all or any part of the unpaid principal amount of Notes held by the holder in an amount equal to the Purchase Price, (iii) by cancellation of such number of the shares of Common Stock otherwise issuable to the holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iv) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

         3.2. When Exercise Effective. The exercise of a Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant Certificate shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 3.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as

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provided in Section 3.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

         3.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of a Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the holder thereof or, subject to Section 11 and the Plan, as the holder may direct,

                           (i) a certificate or certificates for the number
                  of shares of Common Stock (or Other Securities) to which the holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

                           (ii) in case such exercise is for less than all
                  of the shares of Common Stock purchasable under such Warrant, a new Warrant Certificate or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

                  (b) Issuance of certificates for shares of Common Stock upon the exercise of a Warrant Certificate shall be made without charge to the holder thereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

         4. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

         4.1. Adjustment of Number of Shares.

         Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 4, such affected Warrant Certificate shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by such Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         4.2. Adjustment of Purchase Price.

         4.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.3 or 4.4 but excluding Additional Shares of Common Stock purchasable upon exercise of Rights referred to in Section 4.10) without consideration or for a consideration per share less than the greater of the Purchase Price and the Current Market Price in effect immediately

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prior to such issue or sale, then, and in each such case, subject to
Section 4.8, the Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Purchase Price by a fraction

                  (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Purchase Price and such Current Market Price, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 4.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 4.3 or 4.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

         4.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than (a) a dividend payable in Additional Shares of Common Stock or (b) a dividend of Rights referred to in Section 4.10 hereof, then, in each such case, subject to Section 4.8, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction

                           (x) the numerator of which shall be the Current
                  Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

                           (y) the denominator of which shall be such
                  Current Market Price,

provided that, in the event that the amount of such dividend or other distribution as so determined is equal to or greater than 10% of such Current Market Price or in the event that such fraction is less than 9/10ths, in lieu of the foregoing adjustment, adequate provision shall be made so that the holder shall receive, upon Warrant exercise, a pro rata share of such dividend based upon the maximum number of shares of Common Stock at

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the time issuable to the holder (determined without regard to whether the
Warrant is exercisable at such time.)

         4.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless (i) the consideration per share (determined pursuant to Section 4.5) of such shares would be less than the greater of the Purchase Price and the Current Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and
(ii) such Additional Shares of Common Stock are not purchasable pursuant to Rights referred to in Section 4.10, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of
         (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any other event or occurrence, such as a reset of pricing with respect to the conversion of convertible securities, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by

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         change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (i) in the case of Options for Common Stock or
                  Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                           (ii) in the case of Options for Convertible
                  Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 4.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the

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         amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in Subsection (c) above.

         4.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued
(a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         4.5. Computation of Consideration. For the purposes of this
Section 4,

                  (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                           (i) insofar as it consists of cash, be computed
                  at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                           (ii) insofar as it consists of property
                  (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                           (iii) in case Additional Shares of Common Stock
                  are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein;

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                  (b) Additional Shares of Common Stock deemed to have been
         issued pursuant to Section 4.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

                           (i) the total amount, if any, received and
                  receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision
                  (a),

                  by

                           (ii) the maximum number of shares of Common
                  Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                  (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

         4.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         4.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 5) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 4, the purchase rights granted by a Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 4 with respect to the Purchase Price and the number of shares purchasable upon Warrant exercise shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

         4.8. De Minimis Adjustments. If the amount of any adjustment of the Purchase Price per share required pursuant to this Section 4 would be less than one tenth (1/10) of one percent (1%) of the Purchase Price, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least one tenth (1/10) of one percent (1%) of such Purchase Price. All calculations under a Warrant shall be made to the nearest one-hundredth of a share, as the case may be.

         4.9. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant Agreement) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

         4.10. Shareholder Rights Plan. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 4.2.1 or
Section 4.2.2 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

         5. CONSOLIDATION, MERGER, ETC.

         5.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in Section
4.2.1 or 4.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant Agreement, the holder of a Warrant, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised such Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 4 through 6.

         5.2. Assumption of Obligations. Notwithstanding anything contained in the Warrant Agreement or the Plan to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of
Section 5.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of a Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of such Warrant, (a) the obligations of the Company under such Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under such Warrant), (b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to the holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 5, the Holder may be entitled to receive. Nothing in this Section 5 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Plan.

         6. OTHER DILUTIVE EVENTS. In case any event shall occur as to which, in the sole opinion of the Board of Directors of the Company, the provisions of Section 4 or Section 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights represented by this Warrant Agreement in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of Company shall make an adjustment, which adjustment, if any, will be final, in the application of such provisions, in accordance with the essential intent and principles, as determined by the Board of Directors, so as to preserve, without dilution, the purchase rights represented by such Warrant.

         7. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of a Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of a Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

         8. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of a Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant Agreement and prepare a certificate signed by the Chairman of the Board of Directors of the Company and the Chief Financial Officer or Treasurer of the Company setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 4) on account thereof. The Company shall forthwith mail a copy of each such certificate to the Warrant Agent and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificate at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

         9. NOTICES OF CORPORATE ACTION. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, in an amount not exceeding the amount in excess of 110% of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person,

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (d) any other transaction of the Company that would result in any adjustment to the Common Stock as provided in this
         Section 9.

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

         10. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of a Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use commercially reasonable best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

         11. RESTRICTIONS ON TRANSFER.

         11.1. Restrictive Legends. Except as otherwise permitted by this
Section 11, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

Except as otherwise permitted by this Section 11, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

         11.2. Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

         11.3. Termination of Restrictions. The restrictions imposed by this Section 11 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or
(c) when, in the opinion of both counsel for the holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 11.1.

         12. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The Company will insure that the transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by a Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of a Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by a Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

         13. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

         13.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Warrant Agent. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 11, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         13.2. Transfer of Warrants. Subject to compliance with Section 11, if applicable, a Warrant and all rights thereunder are transferable in whole or in part, without charge to the holder thereof, upon surrender of such Warrant with a properly executed Form of Assignment attached hereto as Exhibit C at the principal office of the Warrant Agent. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant Certificate of like tenor, in the name of the holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under such Warrant were not so transferred.

         13.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant and, in the case of any such loss, theft or destruction of a Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Warrant Agent and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

         13.4. Adjustments To Purchase Price and Number of Shares. Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of a Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

         13.5. Fractional Shares. Notwithstanding any adjustment pursuant to Section 4 in the number of shares of Common Stock covered by a Warrant or any other provision of this Warrant Agreement, the Company shall not be required to issue fractions of shares upon exercise of a Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the holder, at the time of exercise of a Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

         14. WARRANT AGENT.

         14.1. Obligations Binding. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the terms and conditions set forth in this Article 14. The Company, and the holders of Warrants by their acceptance thereof, shall be bound by all of such terms and conditions.

         14.2. No Liability. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), as to the validity, authorization, or value (or kind or amount) of any Common Stock or any other property delivered or deliverable upon exercise of any Warrant, or as to the purchase price of such Common Stock, securities, or other property. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered, or omitted by the Warrant Agent in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be responsible for determining whether any facts exist that may require any adjustment of the purchase price and the number of shares of Common Stock purchasable upon exercise of Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed, (c) be responsible for any failure on the part of the Company to issue, transfer, or deliver any Common Stock or property upon the surrender of any Warrant for the purpose of exercise or to comply with any other of the Company's covenants and obligations contained in this Agreement or in the Warrant Certificates, or (d) be liable for any act or omission in connection with this Agreement except for its own bad faith, negligence, or willful misconduct.

         14.3. Instructions. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer or any Assistant Treasurer of the Company, and to apply to any such officer for advice or instructions. The Warrant Agent shall not be liable for any action taken, suffered, or omitted by it in good faith in accordance with the instructions of any such officer.

         14.4. Agents. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents, or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent, or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit, or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit, or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

         14.5. Cooperation. The Company will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

         14.6. Agent Only. The Warrant Agent shall act solely as agent. The Warrant Agent shall not be liable except for the performance of such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

         14.7. Right to Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant holder for any action taken, suffered, or omitted by the Warrant Agent in good faith in accordance with the opinion or advice of such counsel.

         14.8. Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses hereunder; and further agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including, but not limited to, judgments, costs, and reasonable counsel fees for anything done, suffered, or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except for any such liabilities that arise as a result of the Warrant Agent's bad faith, negligence, or willful misconduct.

         14.9. Accounting. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on behalf of the Company on the purchase of shares of Common Stock through the exercise of Warrants.

         14.10. No Conflict. The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         14.11. Resignation; Termination. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's bad faith, negligence, or willful misconduct), after giving thirty (30) days prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as to liabilities arising as a result of the Warrant
Agent's bad faith, negligence, or willful misconduct. The Company shall cause to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company, at the Company's expense, a copy of such notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation, incorporated under the laws of the United States or of any state thereof and authorized under such laws to exercise corporate trust powers, be subject to supervision and examination by Federal or state authority, and have a combined capital and surplus of not less than $100,000,000 as set forth in its most recent published annual report of condition. After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act, or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company. Failure to give any notice provided for in this Section 14.11, or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

         14.12. Change of Warrant Agent. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and this Agreement.

         14.13. Successor Warrant Agent. Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to all or substantially all the agency business of the Warrant Agent or any new warrant agent shall be a successor Warrant Agent under this Agreement without any further act; provided, that such corporation would be eligible for appointment as a new warrant agent under the provisions of Section 14.11. The Company shall promptly cause notice of the succession as Warrant Agent of any such successor Warrant Agent to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at its last address as shown on the register of the Company.

         15. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the holder of a Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of a Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the holder may be entitled at law or in equity, the holder shall be entitled to seek to compel specific performance of the obligations of the Company under such Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant Agreement, the Company shall not raise the defense that there is an adequate remedy at law. A delay or omission by the holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

         16. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant Agreement or a Warrant shall be construed as conferring upon the holder thereof any rights as a shareholder of the Company or as imposing any obligation on the holder to purchase any securities or as imposing any liabilities on the holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         17. NOTICES. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its Chief Executive Officer at its principal office located at 161 Inverness Drive West, Englewood, Colorado 80112, or such other address as may hereafter be designated in writing by the Company to the holder in accordance with the provisions of this Section, (b) if to the holder, at its address as it appears in the Warrant Register, or (c) if to the Warrant Agent, at its principal office located at 59 Maiden Lane, New York, New York 10038 or such other address as may hereafter be designated in writing by the Warrant Agent in accordance with the provisions of this Section.

         All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 3.

         18. AMENDMENTS. A Warrant and any term thereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be established, without the written consent of the Company and the individual holder of a Warrant. All Warrants may be amended by the written consent of the Company and the holders of Warrants representing at least a majority of the shares of Common Stock issuable upon exercise of all of the Warrants then outstanding; provided however, that with respect to any amendment, modification, supplement, termination or waiver of any provisions of a Warrant that would adversely affect the rights of any individual holder, as compared to the rights of any other holders, the Company shall seek from each holder adversely affected, a consent in writing to such amendment, modification, supplement, termination or waiver of such provisions of such Warrant, which consent may be withheld by the individual holder in its sole discretion. If the Company is unable to obtain a consent from each holder whose rights would be adversely affected by the proposed amendment, modification, supplement, termination or waiver of provisions of a Warrant, then such amendment, modification, supplement, termination or waiver of provisions of such Warrant shall not be adopted by the Company.

         19. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant Agreement otherwise requires: (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant Agreement shall refer to this Warrant Agreement as a whole and not to any particular provision of this Warrant Agreement, and Section and paragraph references are to the Sections and paragraphs of this Warrant Agreement unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant Agreement shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and (f) provisions apply to successive events and transactions.

         20. GOVERNING LAW. This Warrant Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

         21. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company with respect to this Warrant Agreement may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant Agreement, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant Agreement or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 18, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

         22. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock (and Other Securities) issuable upon exercise of a Warrant Certificate (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of a Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of a Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

         23. EXPIRATION. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on the later of October 10, 2007 and the date that a registration statement covering the underlying Common Stock of the Warrants becomes effective (the "Expiration Date").

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                              ICG COMMUNICATIONS, INC.


                                              By: _____________________________
                                                  Name:
                                                 Title:


                                              AMERICAN STOCK TRANSFER
                                              & TRUST COMPANY


                                              By: _____________________________
                                                  Name:
                                                  Title:

                                                                  EXHIBIT A to
                                                             Warrant Agreement


                     [FORM OF FACE OF WARRANT CERTIFICATE]

Warrant                                              Number of Warrant(s):
No. _____________                                    ________________

           Exercisable During the Period Commencing October 10, 2002
                 and Terminating at 5:00 p.m. October 10, 2007
                           except as provided below

                              WARRANT TO PURCHASE
                                 COMMON STOCK
                                      OF
                           ICG COMMUNICATIONS, INC.

         This Certifies that          or registered assigns, is the owner of
the number of WARRANTS set forth above, each of which represents the right, at any time after October 10, 2002 and on or before the later of 5:00 p.m., New York City time, on October 10, 2007 and the date that a registration statement covering the underlying Common Stock of the Warrants becomes effective., to purchase from ICG Communications, Inc., a Delaware corporation (the "Company"), at the price of $9.12 (the "Exercise Price"), one share of Common Stock, $.01 par value, of the Company as such stock was constituted as of October 10, 2002, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to American Stock Transfer & Trust Company, or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten Public Offering of shares of such Common Stock (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company, if applicable) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

         Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of October 10, 2002 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

         No fractional shares may be issued upon the exercise of rights to purchase hereunder, and in lieu of fractional shares, the Company shall make payment to the holder, at the time of exercise of a Warrant as provided in the Warrant Agreement, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.


Dated:                                      ICG COMMUNICATIONS, INC.


                                            By: _____________________________
                                                Title:

Countersigned:

American Stock Transfer,
      as Warrant Agent


By:_________________________
     Authorized Signatory

                  o [FORM OF REVERSE OF WARRANT CERTIFICATE]

                          o ICG COMMUNICATIONS, INC.

         The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at 59 Maiden Lane, New York, New York 10038, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

         This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at 59 Maiden Lane, New York, New York 10038, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

         Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as provided in the Warrant Agreement, to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on the later of the close of business on October 10, 2007, and the date that a registration statement covering the underlying Common Stock of the Warrants becomes effective.

         This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

         Witness the facsimile seal of the Company and the signature of its duly authorized officer.

                                                                  EXHIBIT B to
                                                             Warrant Agreement

                                   [FORM OF]
                          ELECTION TO PURCHASE SHARES

         The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $______ per share ("Common Stock"), of ICG COMMUNICATIONS, INC. and hereby [makes payment of $_______ therefore] [or] [makes payment therefor by application pursuant to Section 3.1(b)(ii) of the Warrant of $_______ aggregate principal amount of Notes (as defined in the Warrant)] [or] [makes payment therefor by reduction pursuant to
Section 3.1(b)(iii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ___ shares] [or] [makes payment therefor by delivery of the following Common Stock Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 3.1(b)(iv) of the Warrant, certificates of which are attached hereto for cancellation [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:


ISSUE TO:______________________________________________________________________
                                    (NAME)

_______________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

_______________________________________________________________________________
                 (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:____________________________________________________________________
                                    (NAME)

_______________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

         If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased (or reduced) be issued and delivered as follows:


ISSUE TO: _____________________________________________________________________
                               (NAME OF HOLDER)

_______________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:____________________________________________________________________
                               (NAME OF HOLDER)

_______________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


Dated:  _____________, 200_                 [NAME OF HOLDER]

                                            By
                                              -------------------------------
                                              Name:
                                              Title:

                                                                  EXHIBIT C to
                                                             Warrant Agreement

                             [FORM OF] ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.01 per share ("Common Stock") of ICG COMMUNICATIONS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:



Name of Assignee          Address                                No. of Shares
----------------          -------                                -------------




and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of ICG COMMUNICATIONS, INC. maintained for that purpose, with full power of substitution in the premises.


Dated:  ___________, 200_                    [NAME OF HOLDER]


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:


                                                 TABLE OF CONTENTS
                                                                                                                Page

1.       DEFINITIONS..............................................................................................1

2.       ISSUANCE OF WARRANTS.....................................................................................5
         2.1.       Issuance......................................................................................5
         2.2.       Share Amount..................................................................................5
         2.3.       Form of Warrant Certificate...................................................................5
         2.4.       Execution of Warrant Certificate..............................................................5
         2.5.       Countersignature of Warrant Certificates......................................................6

3.       EXERCISE OF WARRANT......................................................................................6
         3.1.       Manner of Exercise; Payment of the Purchase Price.............................................6
         3.2.       When Exercise Effective.......................................................................6
         3.3.       Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses.............................7

4.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE........................................................7
         4.1.       Adjustment of Number of Shares................................................................7
         4.2.       Adjustment of Purchase Price..................................................................7
         4.2.2.     Extraordinary Dividends and Distributions.....................................................8
         4.3.       Treatment of Options and Convertible Securities...............................................9
         4.4.       Treatment of Stock Dividends, Stock Splits, etc..............................................11
         4.5.       Computation of Consideration.................................................................11
         4.6.       Adjustments for Combinations, etc............................................................12
         4.7.       Dilution in Case of Other Securities.........................................................12
         4.8.       De Minimis Adjustments.......................................................................13
         4.9.       Abandoned Dividend or Distribution...........................................................13
         4.10.      Shareholder Rights Plan......................................................................13

5.       CONSOLIDATION, MERGER, ETC..............................................................................13
         5.1.       Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc...................13
         5.2.       Assumption of Obligations....................................................................14

6.       OTHER DILUTIVE EVENTS...................................................................................14

7.       NO DILUTION OR IMPAIRMENT...............................................................................14

8.       CERTIFICATE AS TO ADJUSTMENTS...........................................................................15

9.       NOTICES OF CORPORATE ACTION.............................................................................15

10.      REGISTRATION OF COMMON STOCK............................................................................16

11.      RESTRICTIONS ON TRANSFER................................................................................17
         11.1.      Restrictive Legends..........................................................................17

                                                       i


         11.2.      Transfer to Comply With the Securities Act...................................................17
         11.3.      Termination of Restrictions..................................................................17

12.      RESERVATION OF STOCK, ETC...............................................................................18

13.      REGISTRATION AND TRANSFER OF WARRANTS, ETC..............................................................18
         13.1.      Warrant Register; Ownership of Warrants......................................................18
         13.2.      Transfer of Warrants.........................................................................19
         13.3.      Replacement of Warrants......................................................................19
         13.4.      Adjustments To Purchase Price and Number of Shares...........................................19
         13.5.      Fractional Shares............................................................................19

14.      WARRANT AGENT...........................................................................................19
         14.1.      Obligations Binding..........................................................................19
         14.2.      No Liability.................................................................................19
         14.3.      Instructions.................................................................................20
         14.4.      Agents.......................................................................................20
         14.5.      Cooperation..................................................................................20
         14.6.      Agent Only...................................................................................20
         14.7.      Right to Counsel.............................................................................20
         14.8.      Compensation.................................................................................21
         14.9.      Accounting...................................................................................21
         14.10.     No Conflict..................................................................................21
         14.11.     Resignation; Termination.....................................................................21
         14.12.     Change of Warrant Agent......................................................................22
         14.13.     Successor Warrant Agent......................................................................22

15.      REMEDIES; SPECIFIC PERFORMANCE..........................................................................22

16.      NO RIGHTS OR LIABILITIES AS SHAREHOLDER.................................................................23

17.      NOTICES.................................................................................................23

18.      AMENDMENTS..............................................................................................23

19.      DESCRIPTIVE HEADINGS, ETC...............................................................................24

20.      GOVERNING LAW...........................................................................................24

21.      JUDICIAL PROCEEDINGS....................................................................................24

22.      REGISTRATION RIGHTS AGREEMENT...........................................................................24

23.      EXPIRATION..............................................................................................24


                                                        ii
